Exhibit 4.2

NII INTERNATIONAL TELECOM S.C.A.

and the Guarantors from time to time parties hereto,

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 15, 2013

FIRST SUPPLEMENTAL INDENTURE dated as of April 15, 2013 (this “First Supplemental Indenture”), among NII International Telecom S.C.A., a partnership limited by shares (société en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 65, Boulevard Grande-Duchess Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 149237 (the “Company”), NII Holdings, Inc., a Delaware corporation and parent of the Company (“Guarantor”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantor and the Trustee have entered into an Indenture dated as of February 19, 2013 (the “Indenture”) in connection with the issuance of $750,000,000 of the Company’s 11.375% Senior Notes due 2019 (the “Outstanding 11.375% Notes”) (capitalized terms used herein without definition have the meanings given such terms in the Indenture);

WHEREAS, the Company and the Guarantor desire and have requested that the Trustee join them in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of an additional $150,000,000 aggregate principal amount of 11.375% Senior Notes due 2019 (the “Additional 11.375% Notes”);

WHEREAS, Section 2.02 of the Indenture provides for the issuance of Additional Notes and Section 9.01(a)(viii) of the Indenture permits the Indenture to be amended or supplemented without the consent of any Holders to provide for the issuance of Additional Notes;

WHEREAS, the Additional 11.375% Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 11.375% NOTES.

SECTION 1.01. DESIGNATION OF NOTES.

Pursuant to this First Supplemental Indenture, there is hereby designated an additional $150,000,000 aggregate principal amount of Additional Notes under the Indenture.

SECTION 1.02. OTHER TERMS OF THE NOTES.

(a) The terms of the Additional 11.375% Notes shall be identical to the terms of the Outstanding 11.375% Notes, except that they will benefit from a different Registration Rights

Agreement. The Additional 11.375% Notes shall initially be evidenced by a Global Note substantially in the form of Exhibit A to the Indenture and shall accrue interest from February 15, 2013 and have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Outstanding 11.375% Notes, and will be part of the same series as the Outstanding 11.375% Notes.

(b) The Additional 11.375% Notes shall be issued on April 15, 2013.

ARTICLE II

ADDITIONAL ISSUANCE OF ADDITIONAL 11.375% NOTES.

Additional 11.375% Notes in the aggregate principal amount equal to $150,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Additional 11.375% Notes pursuant to Section 2.02 of the Indenture and Section 1.02 of this First Supplemental Indenture.

ARTICLE III

MISCELLANEOUS.

SECTION 3.01. LEGENDS

Each Global Note representing Additional 11.375% Notes shall bear the legends set forth in Section 2.07(g) of the Indenture applicable to such Global Note.

SECTION 3.02. GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEE.

SECTION 3.03. CONSENT TO JURISDICTION

Each of the Company and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this First Supplemental Indenture and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Guarantor irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. To the extent permitted by law, each of the Company and the Guarantor hereby waive any objections to the enforcement by any competent court in Luxembourg of any judgment validly obtained in any such Federal or state court in New York on the basis of any such legal suit, action or proceeding. Each of the Company and the Guarantor have appointed C T Corporation System, at 111 Eighth Avenue, New York 10011, United States of America (the “Process Agent”) as its Process Agent upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be irrevocable. The Process Agent has agreed to act as said agent for service of process and the Company and the Guarantor agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each of the Company and the Guarantor further agree that service of process upon the Process Agent and written notice of said service to the Company and the Guarantor shall be deemed in every respect effective service of process upon the Company and the Guarantor in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law. The provisions of this Section 3.03 are intended to be effective upon the execution of his First Supplemental Indenture without any further action by the Company or the Guarantor and the introduction of a true copy of this First Supplemental Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 3.04. RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF INDENTURE

Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Company, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 3.05. COUNTERPART ORIGINALS

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.06. HEADINGS

The Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

NII INTERNATIONAL TELECOM S.C.A. represented by its manager NII INTERNATIONAL HOLDINGS S.à r.l. itself represented by Daniel E. Freiman and Shana C. Smith, duly authorized Class B Managers

By:	/s/ Daniel E. Freiman
	Name:	Daniel E. Freiman
	Title:	Class B Manager

By:	/s/ Shana C. Smith
	Name:	Shana C. Smith
	Title:	Class B Manager

NII HOLDINGS, INC.

By:	/s/ Shana C. Smith
	Name:	Shana C. Smith
	Title:	Vice President, Corporate Counsel and Assistant Secretary

First Supplemental Indenture - Signature Page

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Banking Officer

First Supplemental Indenture - Signature Page